                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K


                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): September 15, 1997


                              Cheniere Energy, Inc.
             -----------------------------------------------------
            (Exact name of registrant as specified in its charter)



                                   Delaware
             -----------------------------------------------------
                (State or other jurisdiction of incorporation)



             0-9092                         95-4352386
             ------                         ----------
    (Commission File Number)      (IRS Employer Identification No.)

Two Allen Center
1200 Smith Street Suite 1710
Houston, Texas                              77002-4312
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(Address of principal executive office)     (Zip code)


Registrant's telephone number, including area code:  (713) 659-1361
                                                     --------------


                                     None
          -----------------------------------------------------------
         (Former name or former address, if changed since last report)
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Item 5.  Other Events

  On September 22, 1997, Cheniere Energy, Inc. (the "Company") repaid a short term promissory note (the "Note") in the principal amount of $500,000 held by an individual. The Note, which carried an annualized interest rate of 10% and was collateralized by an approximately 1.85% working interest participation in the Company's 3-D seismic exploration program in southern Louisiana (the "3-D Exploration Program"), had a due date of August 28, 1997, which was later extended to September 29, 1997.

  On August 28, 1997, the Company extended the scheduling of additional payments to Zydeco Exploration, Inc. ("Zydeco") relating to the 3-D Exploration Program, to December 31, 1997. The Company has currently funded $13.5 million of Seismic Cost payments to the Program and is responsible for 50% of the remaining Seismic Costs ("Excess Costs") incurred through December 31, 1997 to earn a 50% working interest level in the seismic data and leasing and drilling activities of the 3-D Exploration Program. The Company's share of Excess Costs, by its own and Zydeco's estimate, is approximately $2.9 million. Failure to pay any of the Excess Costs would result in a proportionate reduction of the Company's working interest participation.

Item 9.    Sales of Equity Securities Pursuant to Regulation S.

  During September, 1997, pursuant to Regulation S promulgated under the Securities Act of 1933 ("Regulation S"), the Company sold an aggregate of 207,000 shares of the Company's Common Stock to two existing offshore shareholders and received gross proceeds of $591,000. Placement fees for such sales of $59,100 were paid to Henri-Pierre Duc, a nonexclusive agent.


                       Gross                         Cash
                       Share           Gross       Placement
Date    Shares         Price          Proceeds        Fee     Net Proceeds
----    ------       ---------      -----------    --------   ------------



9/15    67,000        $3.00           $201,000     $20,100      $180,900

9/16   130,000        $3.00           $390,000     $39,000      $351,000
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                              SIGNATURES



      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                 CHENIERE ENERGY, INC.



                                 By:/s/ KEITH F. CARNEY
                                    -------------------
                                   Keith F. Carney
                                   Chief Financial Officer and Treasurer


Date: September 24, 1997